CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the following with respect to Post-effective Amendment No. 3 to the Registration Statement (File No. 333-36260) on Form N-4 under the Securities Act of 1933 of Variable Account I of AIG Life Insurance Company.

      1. The inclusion of our report dated February 2, 2001 relating to our audit of the financial statements of AIG Life Insurance Company in the Statement of Additional Information.

      2. The incorporation by reference into the Prospectus of our report dated February 2, 2001 relating to our audit of the financial statements of AIG Life Insurance Company.

      3. The reference to our firm under the heading "General Information-Independent Accountants" in the Statement of Additional Information.

February 13, 2002

PricewaterhouseCoopers, LLP